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                                                                    EXHIBIT 99.2
                                      PROXY
                                     FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS

                                 AVERSTAR, INC.
                                   MAY , 2000
            THIS PROXY IS SOLICITED BY AVERSTAR'S BOARD OF DIRECTORS

         The undersigned hereby appoints Michael B. Alexander and Jack C. Rennie, and each of them, as proxy with power of substitution to vote the shares of stock of AverStar, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at AverStar's principal executive offices, 23 Fourth Avenue, Burlington, Massachusetts on , May , 2000 at 10:30 a.m., and at any adjournment thereof, as follows:

Please mark your vote as in this example: /X/

1.  Approval of the merger, the agreement and       FOR  AGAINST   ABSTAIN
plan of merger, dated March 24, 2000, by and among The Titan Corporation, AverStar Inc., and V T Acquisition Corp. ( a wholly owned subsidiary of Titan) and related transactions.

                                    In their discretion, the proxies, or either
of them, are authorized to vote upon such other business as may lawfully come before the meeting. The undersigned hereby revokes any proxies as to said shares hereto before given by the undersigned and ratifies and confirms all that said proxies may do by virtue hereof.


                  When this Proxy is properly executed, the shares to which the Proxy relates will be voted as specified, and if no other specification is made, will be voted for the merger, the agreement and plan of merger and related transactions. It is understood that this Proxy confers discretionary authority in respect of matters not known or determined at the time of mailing of the Notice of Special Meeting of Stockholders to the undersigned. The Proxy intends to vote the shares represented by this Proxy on such matters, if any, as determined by AverStar's Board of Directors.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders furnished herewith.

                  THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                      ------------------------------------
                                      Name:
                                      Date:


                         PLEASE DATE, SIGN AND MAIL YOUR
                         PROXY CARD AS SOON AS POSSIBLE!